Exhibit 99.1

MRV Communications Names Dilip Singh as CEO

Noam Lotan Steps Down after a 20 year career at MRV

CHATSWORTH, CA — June 10, 2010 — MRV COMMUNICATIONS, INC. (Pink Sheets: MRVC), today announced that Noam Lotan plans to step down as chief executive officer and director on June 30, 2010.  The Board of Directors has appointed Dilip Singh to serve as chief executive officer effective July 1, 2010 for a one-year term.  Singh is a 38 year telecommunications industry veteran with a wealth of global markets, technical and M&A expertise.

Joan Herman, chair of the Board of Directors said, “I am pleased to welcome Dilip to the MRV team, and I look forward to working closely with him.  His extensive industry experience and track record make him the ideal leader to take MRV to the next level.  On behalf of our Board of Directors, our stockholders and employees, I want to thank Noam for his dedication and absolute commitment to MRV over so many years.  We wish him success in the future.”

“New products, improving industry conditions and expense control measures are beginning to generate positive results and long-term value creation for MRV,” said Noam Lotan, chief executive officer of MRV Communications.  “As the company is poised for continued success, after 20 years as CEO, the time has come to make room for fresh ideas and new leadership.  It has been an honor and a privilege to serve with so many talented and dedicated individuals.”

Singh has 38 years of operational executive management experience with global major Fortune 500 telecom carriers, as well as entrepreneurial experience with start-ups and early stage telecom software companies and network equipment providers.  Most recently, Singh was CEO of Telia-Sonera Spice Nepal, the second largest wireless operator in Nepal from 2008 to 2009.  Prior to that, Singh served as CEO/President of Telenity, a convergence applications, service delivery platform and value added services telecom software company, from 2004 to 2008.  Prior to Telenity, Singh was President of the Customer Care & Billing and Service Assurance - Software Systems Division at ADC Telecommunications-USA.  Singh also held the position of Entrepreneur in Residence at MC Venture Partners, CEO of ADC-NewNet, and Executive Director of Intelligent Network Systems Development and Application Engineering at Sprint Corporation. Singh holds a Masters of Technology from the Indian Institute Technology and a Masters of Science from the University of Jodhpur.

“MRV is firmly committed to delivering unparalleled products and solutions to its customers and I am excited to join the company and to lead its strategic objective to deliver sustained growth and profitability,” said Singh.  “MRV has made good strides in winning new business and launching new growth initiatives. We intend to leverage our vast technical resources and proven commercial and next-generation innovative solutions to make MRV a logical choice for our target customers worldwide.”

Please refer to the Current Report on Form 8-K filed today by the Company for further information.

Forward-Looking Statements

This press release contains statements regarding future financial and operating results of MRV, management’s assessment of business trends, specifically MRV’s position to take advantage of improvements in its markets and management’s expectations regarding an economic recovery and the impact of such a recovery on its market, and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to management’s assumptions. Statements in this press release regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “could”, “forecasts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur or that expected conditions will remain the same or improve.  Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

About MRV Communications, Inc.

MRV Communications, Inc. is a leading networking company with a full line of packet-optical transport (“POTS”), carrier Ethernet, 40G and out-of-band networking equipment, services and optical components for high-speed carrier and enterprise networks and specialized aerospace, defense and other communications networks. MRV’s networking business provides equipment for commercial customers, governments and telecommunications service providers. MRV markets and sells its products worldwide, with operations in Europe that provide network system design, integration and distribution. The company’s optical components business which provides optical communications components for access and Fiber-to-the-Premises applications operates under the Source Photonics brand. For more information about MRV and its products, please call (818) 773-0900 or visit www.mrv.com and www.sourcephotonics.com.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Maria Riley
Investor Relations	(415) 217-2631
(818) 886-MRVC (6782)	maria@blueshirtgroup.com
ir@mrv.com